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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Third Wave Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 1, 2004